SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 6, 2003

Date of report (Date of earliest event reported)

BUCA, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-25721	41-1802364
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Nicollet Mall, Suite 5003 Minneapolis, Minnesota	55403
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (612) 288-2382

(Registrant’s Telephone Number, Including Area Code)

Explanatory Note

This Amendment on Form 8-K/A is being filed for the purpose of furnishing certain cautionary statements regarding forward-looking statements contained in Exhibit 99.1 to BUCA, Inc.’s Current Report on Form 8-K filed with the SEC on May 6, 2003. A full report has been included in this Form 8-K/A.

Item 7.     Financial Statements and Exhibits.

(c)     The following exhibits are being furnished pursuant to Item 9 “Regulation FD Disclosure” of this Form 8-K:

Exhibit 99.1	Certain slides presented at the Annual Meeting of Shareholders of BUCA, Inc. held on May 6, 2003.

Exhibit 99.2	Reconciliation of non-GAAP financial measures.

Item	9. Regulation FD Disclosure.

The Annual Meeting of Shareholders of BUCA, Inc. was held on May 6, 2003. Certain of the slides presented at the meeting are being furnished as Exhibit 99.1 to this report. Some of the slides contain non-GAAP financial measures. Reconciliation of these non-GAAP financial measures and the company’s reasons for providing these non-GAAP financial measures are being furnished as Exhibit 99.2 to this report.

Some of the information contained in Exhibit 99.1 is forward-looking and, therefore, involves uncertainties or risks that could cause actual results to differ materially. Such forward-looking statements include the sales estimate for fiscal 2003 and the expected number of new restaurant openings for each brand in fiscal 2003.

The sales estimate for fiscal 2003 could be higher or lower than projected due to changes in revenue caused by general economic conditions, consumer confidence in the economy, changes in consumer preferences, competitive factors, weather conditions, the timing of new restaurant openings and the timing and success of our marketing programs. The actual number of new restaurant openings for each brand in fiscal 2003 is dependent upon a number of factors, including available capital, construction risks, timely receipt of any regulatory and licensing approvals, recruiting qualified operating personnel, general economic conditions of the country and the various regions of the country and the actual results of each brand. These and other factors are discussed in more detail in the company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2002, and other reports previously filed with the SEC. The company disclaims any obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2003	BUCA, INC.
(Registrant)

	By	/s/ Greg A. Gadel
Greg A. Gadel
Executive Vice President, Chief Financial Officer, Treasurer and Secretary